UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 4, 2010
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     On August 4, 2010, The GEO Group, Inc. (“GEO”) executed a new $750.0 million senior credit facility, through the execution of a Credit Agreement (the “Credit Agreement”), by and among GEO, as Borrower, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto.
     The Credit Agreement consists of a $150 million five-year Term Loan A (the “Term Loan A”) initially bearing interest at LIBOR plus 2.50%, a $200 million six-year Term Loan B (the “Term Loan B”) initially bearing interest at LIBOR plus 3.25% with a LIBOR floor of 1.50% and a $400 million five-year revolver (the “Revolver”) initially bearing interest at LIBOR plus 2.50%. Amounts to be borrowed by GEO under the Credit Agreement are subject to compliance with specific financial ratios and the satisfaction of other customary conditions to borrowing. The Term Loan A and Revolver components are scheduled to mature on August 4, 2015 and the Term Loan B component is scheduled to mature on August 4, 2016.
     On August 4, 2010, GEO used approximately $280 million in aggregate proceeds from the Term Loan B and the Revolver under the Credit Agreement primarily to repay GEO’s existing borrowings and accrued interest under its prior credit facility of approximately $267.7 million and also used approximately $6.7 million for costs incurred in connection with the newly executed Credit Agreement.
     GEO also expects to use its new Credit Agreement to fund the cash consideration and transaction-related expenses in connection with GEO’s previously announced merger with Cornell Companies, Inc. (“Cornell”) and repay Cornell’s current senior notes and bank debt. GEO intends to use future borrowings thereunder for the purposes permitted under the Credit Agreement, including to fund general corporate purposes.
     The Credit Agreement contains certain customary representations and warranties, and certain customary covenants that restrict GEO’s ability to, among other things (i) create, incur or assume any indebtedness, (ii) create, incur, assume or permit liens, (iii) make loans and investments, (iv) engage in mergers, acquisitions and asset sales, (v) make certain restricted payments, (vi) issue, sell or otherwise dispose of capital stock, (vii) engage in transactions with affiliates, (viii) modify, supplement or waive provisions of the Merger Agreement without the consent of the Administrative Agent, (ix) allow the total leverage ratio or senior secured leverage ratio to exceed certain maximum ratios or allow the interest coverage ratio to be less than 3.00 to 1.00, (x) cancel, forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value any senior notes, except as permitted, (xi) alter the business GEO conducts, and (xii) materially impair GEO’s lenders’ security interests in the collateral for its loans.
     Events of default under the Credit Agreement include, but are not limited to, (i) GEO’s failure to pay principal or interest when due, (ii) GEO’s material breach of any representations or warranty, (iii) covenant defaults, (iv) liquidation, reorganization or other relief relating to bankruptcy or insolvency, (v) cross default under certain other material indebtedness, (vi) unsatisfied final judgments over a specified threshold, (vii) material environmental liability claims which have been asserted against GEO, and (viii) a change in control.
     All of the obligations under the Credit Agreement are unconditionally guaranteed by certain subsidiaries of GEO and the Credit Agreement and the related guarantees are secured by substantially all of GEO’s present and future tangible and intangible assets and all present and future tangible and intangible assets of each guarantor, including but not limited to (i) a first-priority pledge of all of the outstanding capital stock owned by GEO and each guarantor, and (ii) perfected first-priority security interests in all of GEO’s present and future tangible and intangible assets and the present and future tangible and intangible assets of each guarantor.

     GEO and certain of its affiliates have previously entered into commercial financial arrangements with BNP Paribas and its affiliates, and this entity and/or its affiliates have in the past provided financial, advisory, investment banking and other services to GEO and its affiliates, including serving as Administrative Agent, Lead Arranger and Syndication Agent for GEO’s prior senior credit facility and an initial purchaser for the 7 3/4% senior notes due 2017 issued by GEO in October 2009.
     The Credit Agreement is filed with this report as Exhibit 10.44 and is incorporated herein by reference.
     Item 1.02 Termination of a Material Definitive Agreement.
     On August 4, 2010, in connection with our entry into the new $750 million senior credit facility, we terminated our prior senior credit facility, the Third Amended and Restated Credit Agreement (the “Prior Senior Credit Agreement”), dated as of January 24, 2007, as amended, by and among GEO, as Borrower, BNP Paribas, as Administrative Agent, BNP Paribas Securities Corp. as Lead Arranger and Syndication Agent, and the lenders who were from time to time parties thereto. [All accrued but unpaid commitment fees owing thereunder were paid. No material early termination penalties were incurred by GEO or any of its subsidiaries as a result of the termination.]
     The Prior Senior Credit Agreement, as of August 4, 2010, consisted of a $152.2 million term loan B (“Term Loan B”) and a $330 million revolver (“Revolver”) with outstanding borrowings on August 4, 2010 of $115.0 million. The Term Loan B bore interest at LIBOR plus 2.00% and the Revolver bore interest at LIBOR plus 3.25% at the time of terminating the Prior Senior Credit Agreement. The Term Loan B component was scheduled to mature in January 2014 and the Revolver component was scheduled to mature in September 2012.
     All of the obligations under the Prior Senior Credit Agreement were unconditionally guaranteed by certain subsidiaries of GEO. The Prior Senior Credit Agreement and the related guarantees were secured by substantially all of GEO’s present and future tangible and intangible assets and all present and future tangible and intangible assets of each guarantor, including but not limited to (i) a first-priority pledge of all of the outstanding capital stock owned by GEO and each guarantor, and (ii) a perfected first-priority security interests in all of GEO’s present and future tangible and intangible assets and the present and future tangible and intangible assets of each guarantor.
     Please refer to the information under Item 1.01 for a discussion of the relationships among GEO with the other parties to the Prior Senior Credit Agreement and their affiliates.
Section 2 — Financial Information
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above is incorporated herein by reference.
     GEO is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, GEO herein. This Form 8-K Report contains forward-looking statements regarding future events and the future performance of GEO that involve risks and uncertainties that could materially affect actual results. Investors should refer to documents that GEO files from time to time with the Securities and Exchange Commission for a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this Form 8-K Report. Such factors include, but are not limited to, those factors contained in GEO’s Securities and Exchange Commission filings, including GEO’s Form 10-K, 10-Q and 8-K reports.

Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.
d) Exhibits

10.44	Credit Agreement, dated as of August 4, 2010, by and among The GEO Group, Inc., as Borrower, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press release, dated August 5, 2010, issued by The GEO Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
August 10, 2010	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.44	Credit Agreement, dated as of August 4, 2010, by and among The GEO Group, Inc., as Borrower, BNP Paribas, as Administrative Agent, and the lenders who are, or may from time to time become, a party thereto (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1	Press release, dated August 5, 2010, issued by The GEO Group, Inc.

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